Exhibit 99








                         Report of Independent Auditors
                         ------------------------------



To the Board of Directors and Stockholders
Community Banks, Inc.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Community Banks, Inc and its subsidiaries at December 31, 2002, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.




/S/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
January 24, 2003